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                                                                    EXHIBIT 23.0


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 33-99082), to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-83516 and 333-15429), and to the incorporation by reference in the Registration Statement on Form S-4 (filed on February 4, 1999) of Martin Marietta Materials, Inc. of our report dated July 30, 1998 relating to the consolidated financial statements of Redland Stone Products Company which appears in the Current Report on Form 8-K/A of Martin Marietta Materials, Inc. dated February 17, 1999.




PricewaterhouseCoopers LLP
Philadelphia, PA
February 15, 1999